Exhibit 10.31
FIRST SECURITY GROUP, INC.
RESTRICTED STOCK AWARD

This RESTRICTED STOCK AWARD (the “Award”) is made and entered into as of the Grant Date by and between First Security Group, Inc. (the “Company”), a Tennessee corporation, and ____________________ (the “Director”).

Upon and subject to the Additional Terms and Conditions attached hereto and incorporated herein by reference as part of this Award, the Company hereby awards as of the Grant Date to the Director the Restricted Shares described below pursuant to the First Security Group, Inc. 2012 Long-Term Incentive Plan (the “Plan”) in consideration of the Director’s past and future services to the Company.

A.	Grant Date: _____________________.

B.	Restricted Shares: ________ shares of the Company’s common stock (“Common Stock”).

C.
Vesting Schedule: The Restricted Shares shall vest or be forfeited back to the Company, as the case may be, according to the Vesting Schedule attached hereto as Schedule 1 (the “Vesting Schedule”). The Restricted Shares which have become vested pursuant to the Vesting Schedule are herein referred to as the “Vested Shares.”

IN WITNESS WHEREOF, the parties have signed and sealed this Award as of the Grant Date set forth above.

FIRST SECURITY GROUP, INC.

By:
Director
Title:

ATTEST:

By:

Title:
[CORPORATE SEAL]

2

ADDITIONAL TERMS AND CONDITIONS OF
FIRST SECURITY GROUP, INC.
RESTRICTED STOCK AWARD

1.    Acknowledgment by Director of Tax Election Opportunity. Director acknowledges that the award of the Restricted Shares constitutes a transfer of property for federal income tax purposes under Section 83 of the Internal Revenue Code and that the Director shall have the sole responsibility for determining whether to elect early income tax treatment by making an election permitted under Subsection (b) of Section 83 of the Internal Revenue Code and the sole responsibility for effecting any such election in an appropriate and on a timely basis; provided, however, that if Director makes an election permitted under Subsection (b) of Section 83 of the Internal Revenue Code, Director is required to provide a copy of such election to the Company within fifteen (15) days of making such election or all Restricted Shares shall be forfeited.

2.    Restricted Shares Held by the Share Custodian. Director hereby authorizes and directs the Company to deliver any share certificate issued by the Company to evidence Restricted Shares to the Secretary of the Company or such other officer of the Company as may be designated by the Committee (the “Share Custodian”) to be held by the Share Custodian until the Restricted Shares become Vested Shares or, if applicable, until forfeited, all in accordance with the Vesting Schedule. Director hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of the Director with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Restricted Shares to the Company upon any forfeiture of the Restricted Shares, in the name, place, and stead of the Director. The term of such appointment shall commence on the Grant Date and shall continue until the Restricted Shares are delivered to the Director as provided above or returned to the Company for cancellation upon a forfeiture of the Restricted Shares. Any shares of Common Stock or other securities issued with respect to the Restricted Shares on account of an event described in Section 6 below shall be subject to the provisions of this Award and the Director agrees that any certificate representing such shares of Common Stock or other securities issued as a result thereof shall be delivered to the Share Custodian and shall be subject to all of the provisions of this Award as if initially granted hereunder. For purposes of this Award, such shares of Common Stock also shall be deemed to be Restricted Shares. If the number of Vested Shares includes a fraction of a share, neither the Company nor the Share Custodian shall be required to deliver the fractional share to the Director, and the Company shall pay the Director the amount determined by the Company to be the estimated fair market value therefor. To effect the provisions of this Section, the Director shall complete an irrevocable stock power in favor of the Share Custodian in the form attached hereto as Exhibit A.

3.    Dividends and Voting. During the period that the Share Custodian holds the Restricted Shares subject to Section 2 above, the Director shall be entitled to all rights applicable to shares of Common Stock not so held, except as provided in this Award. In that regard, but only as and when the Restricted Shares to which the dividends or other distributions are attributable become Vested Shares. Dividends paid on Restricted Shares will be held by the Company and transferred to the Director, without interest, on such date as the Restricted Shares become Vested

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Shares. Dividends or other distributions paid on Restricted Shares that are forfeited shall be retained by the Company.

4.    Restrictions on Transfer of Restricted Shares.

(a)    General Restrictions. Except as provided by this Award, the Director shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to any Restricted Shares or Vested Shares. Any such disposition not made in accordance with this Award shall be deemed null and void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and this Award, and any Restricted Shares or Vested Shares so transferred will continue to be bound by the Plan and this Award. The Director (and any subsequent holder of Restricted Shares or Vested Shares) may not sell, pledge or otherwise directly or indirectly transfer (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Restricted Shares or Vested Shares except pursuant to the provisions of this Award. Any sale, pledge or other transfer (or any attempt to effect the same) of any Restricted Shares or Vested Shares in violation of any provision of the Plan or this Award shall be void, and the Company shall not record such transfer, assignment, pledge or other disposition on its books or treat any purported transferee of such Restricted Shares or Vested Shares as the owner of such Restricted Shares or Vested Shares for any purpose.

(b)    Certain Permitted Transfers. The restrictions contained in this Section 4 will not apply with respect to transfers of the Restricted Shares pursuant to applicable laws of descent and distribution; provided that the restrictions contained in this Section 4 will continue to be applicable to the Restricted Shares after any such transfer; and provided further that the transferees of such Restricted Shares must agree in writing to be bound by the provisions of the Plan and this Award.

(c)    TARP Restrictions. Notwithstanding any other provision of this Award, until the Company fully repays the obligations arising from the financial assistance (the “TARP Proceeds”) provided to the Company and its affiliates under the Troubled Asset Relief Program (“TARP”) administered by the U.S. Department of Treasury, the Restricted Shares and, after the Restricted Shares become Vested Shares pursuant to Schedule 1, the Vested Shares shall be subject to this Section 4(c) and shall not be transferable (as defined in Treasury Regulations Section 1.83-3(d)) under TARP-imposed transfer restrictions except in accordance with the following schedule:

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Percentage of TARP     Percentage of Restricted/Vested Shares
Proceeds Repaid     Released from TARP Transfer Restrictions

Less than 25%    0%
At least 25% but less than 50%    25%
At least 50% but less than 75%    50%
At least 75% but less than 100%    75%
100%    100%

Any Restricted Shares that are released from the TARP-imposed restrictions on transfer pursuant to this Section 4(c) shall continue to be subject to the remaining restrictions on transfer in this Section 4.

Notwithstanding the foregoing, if the Director does not make an election pursuant to Section 83(b) of the Internal Revenue Code, at any time beginning with the date upon which the Restricted Shares become Vested Shares and ending on December 31 of the calendar year in which such Vesting Date occurs, a portion of the Vested Shares may be transferable as may reasonably be required to pay federal, state, or local taxes that are anticipated to apply to the income recognized due to such vesting, and the amounts made transferable for this purpose shall not count toward the percentages in the Schedule above.

5.    Additional Restrictions on Transfer.

(a)    In addition to any legends required under applicable securities laws, the certificates representing the Restricted Shares shall be endorsed with the following legend and the Director shall not make any transfer of the Restricted Shares without first complying with the restrictions on transfer described in such legend:

TRANSFER IS RESTRICTED

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND FORFEITURE PROVISIONS WHICH ALSO APPLY TO THE TRANSFEREE AS SET FORTH IN A RESTRICTED STOCK AWARD, DATED ______________, 201__, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

(b)    Opinion of Counsel. No holder of Restricted Shares or Vested Shares may sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Restricted Shares or Vested Shares, except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the

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Securities Act and applicable state securities laws is required in connection with such transfer.

6.    Change in Capitalization.

(a)    The number and kind of Restricted Shares shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding if effected without receipt of consideration by the Company. No fractional shares shall be issued in making such adjustment.

(b)    In the event of a corporate event or transaction involving the Company (as contemplated by Article 10 if the Plan), the Committee may make an appropriate adjustment with respect to the Restricted Shares, including the substitution of other securities or property or cash for the Common Stock held by the Director pursuant to this Award.

(c)    All adjustments made by the Committee under this Section shall be final, binding and conclusive on the Director.

(d)    The existence of the Plan and this Award shall not affect the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

7.    Governing Laws. This Award shall be construed, administered and enforced according to the laws of the State of Tennessee; provided, however, no Restricted Shares shall be issued except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which the Director resides, and/or any other applicable securities laws.

8.    Compliance with Applicable Law. This Award is intended to comply with all applicable Federal, state, and local laws, rules, and regulations, including but not limited to the TARP Standards and the Federal Deposit Insurance Act. The Director agrees to such reasonable modifications to the vesting and transferability provisions of this Award as the Company may propose to reflect further guidance respecting this restriction on executive compensation as may be released by the U.S. Department of Treasury under the Troubled Asset Relief Program.

9.    Successors. This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

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10.    Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

11.    Severability. In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

12.    Entire Agreement. Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties with respect to the subject matter. This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

13.    Violation. Any disposition of the Restricted Shares or any portion thereof shall be a violation of the terms of this Award and shall be void and without effect.

14.    Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

15.    No Right to Continued Retention. Neither the establishment of the Plan nor the award of Restricted Shares hereunder shall be construed as giving Director the right to any continued service relationship with the Company or any affiliate of the Company.

16.    Headings and Capitalized Terms. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award. Capitalized terms used in this Award shall be given the meaning ascribed to them in the Plan, except as otherwise defined in this Section 16 or elsewhere in this Award. The term “Change of Control” means the occurrence of either of the following events on or after the Grant Date:

(a)    the acquisition by any individual, entity or “group,” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, excluding acquisitions by the Company, any affiliate of the Company, and any present holder of any capital stock of the Company and their Permitted Transferees (as defined herein) (the Company, all such affiliates, such holders of capital stock of the Company and the Permitted Transferees being hereafter referred to as the “Company Group”), (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange

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Act of 1934) of voting securities of the Company, whether from the Company or from existing holders of capital stock of the Company, where such acquisition causes any such Person to own more than twenty percent (20%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company; provided that no Change of Control will occur as a result of any acquisition of capital stock by the Company Group. For purposes of this Section 16(d)(a), the term “Permitted Transferee” means any person who acquires capital stock of the Company from any present holder of such capital stock involving the transfer or other disposition by any such present holder: (1) to one or more members of the family of such present holder, as described in Section 1361(c)(1) of the Internal Revenue Code, including, but not limited to, a present holder’s spouse, lineal ancestors or descendants, brothers, sisters, children and grandchildren; or (2) to a qualifying trust for the benefit of any one or more of such family members; or

(b)    the consummation of a reorganization, merger, consolidation or recapitalization (including issuances or redemptions of its capital stock by the Company) of the Company, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, consolidation or recapitalization do not, immediately thereafter, own fifty percent (50%) or more of the combined voting power entitled to vote in the election of directors of the reorganized, merged, consolidated or recapitalized entity’s then outstanding voting securities, excluding any such transaction involving an entity which immediately before such transaction was controlling, controlled by, or under common control with the Company; provided however, that, if, at the effective time of any such event, the Company is subject to the requirements of 31 C.F.R. Part 30, as prescribed pursuant to 31 C.F.R. 30.2 (Q-2), such event must also constitute a “change of control event,” as applied in defining the term “long-term restricted stock” under 31 C.F.R. Section 30.1 (Q-1), for any such event to constitute a Change of Control.

SCHEDULE 1

FIRST SECURITY GROUP, INC.
2012 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK AWARD

Vesting Schedule

I.
Provided that the Director remains a member of the Board of Directors of the Company or any affiliate through the applicable Vesting Date described in this Part I, the Restricted Shares shall become vested in accordance with the following Vesting Schedule:

Vesting Dates	Percentage of Restricted Shares which are Vested Shares

II.
Except as otherwise provided in this Vesting Schedule, any portion of the Restricted Shares which have not become Vested Shares shall be forfeited at the time the Director ceases be a member of the Board of Directors of the Company or any affiliate, regardless of the reason. There shall be no proration for partial service.

III.
Notwithstanding Parts I or II, in the event of the occurrence of any Change in Control following the Grant Date but prior to the date the Recipient ceases to be a member of the Board of Directors of the Company or any affiliate, any previously unvested Restricted Shares shall become immediately vested.

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EXHIBIT A

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to First Security Group, Inc., a Tennessee corporation (the “Company”), ______ shares of the Common Stock of the Company registered in the name of the undersigned on the stock transfer records of the Company and represented by Stock Certificate No. ____________________ of the Company; and the undersigned does hereby irrevocably constitute and appoint _______________________________________, his attorney-in-fact, to transfer the aforesaid shares on the books of the Company, with full power of substitution; and the undersigned does hereby ratify and confirm all that said attorney-in-fact lawfully shall do by virtue hereof.

Date:                        Signed:

Print Name:

IN THE PRESENCE OF:

(Print Name)

(Signature)

Exhibit A - Page 1 of 1